Exhibit 32.1

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

T. Rhett Evatt, President and Chief Executive Officer and Curtis T. Evatt, Executive Vice President and Chief Financial Officer of Oconee Federal Financial Corp. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed Amendment No. 1 to the annual report of the Company on Form 10-K/A for the fiscal year ended June 30, 2011 and that to the best of their knowledge:

1.                                       the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.                                       the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 18, 2011	/s/ T. Rhett Evatt
Date	T. Rhett Evatt
President and Chief Executive Officer

October 18, 2011	/s/ Curtis T. Evatt
Date	Curtis T. Evatt
Executive Vice President and Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Oconee Federal Financial Corp. and will be retained by Oconee Federal Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.